SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                                FORM 8-K

                            CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 3, 2003



                             CPI CORP.
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     (exact name of registrant as specified in its charter)



         Delaware                  0-11227           43-1256674
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(State or other jurisdiction  (Commission file     (IRS Employer
    of incorporation)              Number)     (Identification No.)




1706 Washington Avenue, St. Louis, Missouri          63103-1790
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  (Address of principal executive offices)           (Zip code)



Registrants' telephone number, including area code  (314) 231-1575
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 (Former name or former address, if changes since last report.)











ITEM 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

A. On December 3, 2003, CPI Corp. issued the following press release announcing third quarter results.

    CPI CORP.
    NEWS FOR IMMEDIATE RELEASE     FOR RELEASE December 3, 2003

    FOR FURTHER INFORMATION CONTACT:

    NAME: Jane Nelson                  FROM: CPI Corp.
    ADDRESS: 1706 Washington Avenue    CITY: St. Louis
    STATE, ZIP: Missouri  63103        TELEPHONE: (314)231-1575

    -----------------------------------------------------------

                        FOR FURTHER INFORMATION
                        CPI Corp., St. Louis
                        Jane Nelson, 314-231-1575
                        or
                        Vandiver Group, St. Louis
                        Donna Vandiver, 314-991-4641
                        or
                        Abernanthy Macgregor Group, New York
                        Chuck Burgess, 212-371-5999

                        SOURCE: CPI Corp.

    CPI CORP. ANNOUNCES THIRD QUARTER RESULTS
    COMPANY REITERATES COMMITMENT TO ADJUSTMENTS IN STRATEGIC PLAN

    St. Louis, MO, December 3, 2003 - CPI Corp. (NYSE - CPY) today reported a net loss for the 16-week third quarter ended
    November 8, 2003 of $4.4 million or $.54 per diluted share compared to a net loss of $7.5 million or $.93 per diluted share for the comparable quarter of fiscal 2002. The third quarter of 2002 included $2.7 million or $.34 per diluted share of after-tax non-cash charges related primarily to the write-off or write-down of certain previously capitalized technology development costs and a $232,000 or $.03 per diluted share, after-tax expense related to the early retirement of a senior executive.

    Net sales for the third quarter of 2003 increased $481,000 or approximately 1% to $81.6 million from the $81.1 million reported in the third quarter of 2002. During the third quarter of 2003, the Company's studios experienced a 3% decrease in sittings from 1,327,000 to 1,283,000 which was offset by a 3% increase in average sales per customer sitting from $60.94 to $62.63. Though the rate of decline in sittings slowed compared to the percentage declines recently experienced, the decrease is primarily attributable to the continuing impact of competitive pressures, including increases in the number of competitors' locations.

    The Company's average customer sale increased to $62.63 from $60.94 in the prior year quarter. This increase resulted from the continuing strong sales performance related to the Company's March 2003 rollout of digitally enhanced products (Portrait Creations(R)), and the Company's continuing success in converting more of its customers to the higher value custom offer. The Portrait Creations(R) rollout was a carefully planned, cost-efficient action to meet customers' current needs for digital product in advance of a potential full digital studio conversion.

    Losses from operations for the third quarter of 2003 were $7.4 million compared to $11.4 million in the comparable quarter of the prior year. Excluding other charges and impairments of $480,000 in 2003 related to professional services costs incurred in conjunction with the filing of Form 13-D and subsequent proxy consent solicitation materials by a small group of minority shareholders and $4.8 million in 2002 related to impairment charges and an executive retirement, losses from operations were $6.9 million in 2003 and $6.6 million in 2002. The increased level of operating losses was attributable to a $2.1 million increase in selling, general and administrative expenses only partially offset by a $481,000 increase in reported sales, a $475,000 decrease in cost of sales, and a $846,000 decline in depreciation expense.

    The increase in selling, general and administrative expenses was attributable to $3.3 million of costs, in advance of an increased level of sales expected in the Company's fourth quarter, associated with the Company's new ventures, its Mexican studio operations and mobile photography. Exclusive of these new venture costs, Sears Portrait Studios and corporate selling, general and administrative expenses actually declined $1.2 million. The principal reasons for the decline were decreased advertising costs of $2.7 million, partially offset by $1.4 million of increased costs related to travel, telephone, freight and pensions. The decrease in advertising expense was principally attributable to the elimination of previously planned television advertising and was a planned response to bring total advertising expense as a percentage of sales back into line with a lower level of sales than originally planned. The decrease in depreciation expense continues a recent trend that resulted from certain assets becoming fully depreciated in the second quarter of 2002.

    "While we continued to experience a challenging sales environment in the third quarter, we saw significant improvements in realigning the Sears Portrait Studios and corporate cost structures compared to the prior year quarter," said J. David Pierson, Chairman and Chief Executive Officer of CPI Corp.
    "Our cost-cutting efforts for the quarter were successful, resulting in a $1.2 million decline in Sears Portrait Studios' expenses as well as corporate SG&A expenses compared to the same quarter last year. These efforts have continued into the current quarter, at the end of which the Company again expects to report favorable cost comparisons to the prior year quarter, exclusive of costs incurred in conjunction with ongoing proxy consent solicitation matters. We also expect that our new ventures will contribute increased fourth quarter sales, resulting in a substantial reduction in their negative operating results in the fourth quarter compared to the first three quarters."

    Mr. Pierson continued, "In addition, the Board of Directors and management remain focused on a number of previously announced adjustments to the Company's strategic plan based on a reassessment of its June 2002 Strategic Review. This plan is designed to enhance shareholder value and the overall profitability of the Company by emphasizing cost control, efficient employment of capital and further development of our key Sears Portrait Studios business."

    STRATEGY ADJUSTMENTS
    --------------------
    Adjustments to the Company's ongoing strategy are summarized below:

    * To assist the Company in its review and to improve existing cost reduction efforts, the Company has retained, on a contingent fee basis, the consulting division of Deloitte and Touche LLP that assists companies in identifying, realizing and sustaining meaningful reductions.
    * The central focus of enhancing overall profitability is to improve Sears Portrait Studios profitability through improved studio operating efficiency, reduced costs in areas including advertising and corporate overhead and potential cost savings from the possible conversion of studios from film to digital capture.
    * CPI will defer the consideration of any potential acquisitions, new host arrangements or additional new business ventures at this time.
    * The Company will defer further expansion of the new mobile photography division to allow time to digest the rapid growth of 2003, including the opening of 27 markets in the first year of operations. The focus of 2004 will be on maximizing profitability of the existing product lines and markets.
    * Based on the performance of the Company's existing 13 Mexico studios, CPI will continue expansion into Mexico as previously announced. By the end of 2003, the Company expects to have 17 studios in operation.
    * The Company continues to review its capital-spending plan for 2004-2007. Assumptions for this plan are now substantially reduced to $65-$75 million over the four year period, as compared to the Company's most recently disclosed estimates of $70-$105 million for the three year period 2004-2006 and $193 million for the five year period 2002-2006 referenced in the June 2002 Strategic Review. These projections include replacement of the Company's existing in-studio computer systems and printers in 2004, with the rollout of digital cameras and related manufacturing lab equipment, possibly in 2005 and 2006. The estimated spending of approximately $13 million related to the replacement of the in-studio computer systems and printers in 2004 is maintenance capital spending required irrespective of the cameras used. While initial estimates for converting CPI's Sears Portrait Studios from film to digital have decreased dramatically, the timing and investment will remain under review as a part of the Company's emphasis on efficient capital deployment.

    The Company expects that it will continue to generate cash in excess of its operating and capital spending needs. Future capital expenditures and cost reduction opportunities remain under review by the Board and the management team in the near-term. The Company, in consultation with its financial advisors, is currently exploring the return of capital to shareholders. It is likely that a decision regarding commitment to future capital spending and investment plans and potential returns of capital will not be reached prior to February 2004.

    OTHER INITIATIVES
    -----------------
    In addition to the strategy adjustments discussed above, the Company has, after considerable deliberation and testing during 2003, undertaken the following initiatives:

    * Retained a consultant to advise our Compensation Committee on equity incentive programs, including mandatory stock ownership guidelines for executive management and the Board of Directors, with an intent to implement the programs early in our next fiscal year.
    * Tested and made plans to implement a reduction of operating hours in certain of our lower-and medium-volume studios in the slower months of the year, to reduce operating costs and place us more on par with our portrait studio competitors.

    FOURTH QUARTER 2003 UPDATE
    --------------------------
    Commenting on the Company's fourth quarter 2003 sales performance, Pierson added, "During the first three weeks of the fourth quarter, our Sears Portrait Studios' preliminary sales results are significantly lower compared to the same period last year. To reverse this decline, we have taken several steps including introducing a new, low cost cross-selling opportunity for all of our studios. In addition, we are offering customers two additional selling days after our traditional manufacturing cut-off in approximately one-half of our studios. These additional selling days will provide us with a competitive advantage compared to other film-based, non on-site fulfillment providers by allowing customers to have their portraits taken and still returned to the studios in time for pick-up before Christmas."


    SHARE REPURCHASE UPDATE
    -----------------------
    On June 3, 2003, the Company announced that the Board of Directors had authorized an open market share repurchase of up to 5% of the Company's outstanding common shares. As of the current date, the Company has repurchased 54,200 shares at a weighted average price of $17.26.

                               * * * * * * *

    The Company will host a conference call and audio webcast for investors to discuss third quarter financial results on Thursday, December 4 at 10:00 a.m. central time to discuss the financial results and provide a Company update. To participate on the call, please dial 800-437-4632 or 706-634-1012 at least 5 minutes before start time.

    The webcast can be accessed on the Company's own site at www.cpicorp.com as well as www.fulldisclosure.com. To listen to a live broadcast, please go to these websites at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. A replay will be available on the above web sites as well as by dialing 706-645-9291 or 800-642-1687 and providing confirmation code 4289239.
    The replay will be available through December 11 by phone and for 30 days on the Internet.

    CPI Corp. is a portrait photography company offering studio photography services in the United States, Puerto Rico, and Canada through Sears Portrait Studios and in Mexico in Soriana and its City Club format. The Company also provides mobile photography services in the United States to childcare centers, sports associations and events through Every Day Expressions(R). In addition, the Company operates searsphotos.com, an on-line photofinishing service as well as a vehicle for the Company's customers to archive, share portraits via email and order additional portraits and products.

    The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, such as our outlook for portrait studios, future cash requirements, compliance with debt covenants, valuation allowances, and capital expenditures, are only predictions or expectations; actual events or results may differ materially as a result of risks facing us. Such risks include, but are not limited to: customer demand for our products and services, the overall level of economic activity in our major markets, competitors' actions, manufacturing interruptions, dependence on certain suppliers, changes in our relationship with Sears and the condition and strategic planning of Sears, fluctuations in operating results, the attraction and retention of qualified personnel an other risks as may be described in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended
    February 1, 2003.

                     FINANCIAL TABLES TO FOLLOW


















































CPI CORP. CONDENSED STATEMENTS OF OPERATIONS-FOR THE SIXTEEN WEEKS ENDED NOVEMBER 8, 2003 and NOVEMBER 9, 2002
(In thousands of dollars except per share amounts) (Unaudited)

                                              16 Weeks Ended
                                          -----------------------
                                           11/08/03     11/09/02
                                          ----------   ----------
Net sales                                 $  81,573    $  81,092
Cost and expenses:
 Cost of sales (exclusive of depreciation
  and amortization shown below)              10,201       10,676
 Selling, general and administrative
  expenses                                   73,344       71,222
 Depreciation and amortization                4,967        5,813
 Other charges and impairments                  480        4,816
                                          ----------   ----------
                                             88,992       92,527

Income (loss) from operations                (7,419)     (11,435)
Interest expense                                808        1,024
Interest income                                 414          502
Other income, net                               687           37
                                          ----------   ----------
Earnings (loss) from continuing
 operations before income taxes              (7,126)     (11,920)
Income tax expense (benefit)                 (2,749)      (4,653)
                                          ----------   ----------
Net earnings (loss) from continuing
 operations                                  (4,377)      (7,267)
Net earnings (loss) from discontinued
 operations, net of income tax expense
 (benefits)                                       -         (233)
                                          ----------   ----------
Net earnings (loss)                       $  (4,377)   $  (7,500)
                                          ==========   ==========
Earnings (loss) per common share- diluted
 From continuing operations               $   (0.54)   $   (0.90)
 From discontinued operations                     -        (0.03)
                                          ----------   ----------
      Net earnings (loss)- diluted        $   (0.54)   $   (0.93)
                                          ==========   ==========
Earnings (loss) per common share- basic
 From continuing operations               $   (0.54)   $   (0.90)
 From discontinued operations                     -        (0.03)
                                          ----------   ----------
      Net earnings (loss)- basic          $   (0.54)   $   (0.93)
                                          ==========   ==========
Weighted average number of common and
 common equivalent shares outstanding:
   Diluted                                    8,072        8,044
   Basic                                      8,072        8,044





CPI CORP. CONDENSED STATEMENTS OF OPERATIONS-FOR THE FORTY WEEKS
ENDED NOVEMBER 8, 2003 and NOVEMBER 9, 2002
(In thousands of dollars except per share amounts) (Unaudited)

                                              40 Weeks Ended
                                          -----------------------
                                           11/08/03     11/09/02
                                          ----------   ----------
Net sales                                 $ 198,918    $ 198,249
Cost and expenses:
 Cost of sales (exclusive of depreciation
  and amortization shown below)              26,229       27,414
 Selling, general and administrative
  expenses                                  172,157      162,269
 Depreciation and amortization               12,791       15,893
 Other charges and impairments                  480        4,816
                                          ----------   ----------
                                            211,657      210,392

Income (loss) from operations               (12,739)     (12,143)
Interest expense                              2,293        2,793
Interest income                               1,352        1,608
Other income, net                               765           79
                                          ----------   ----------
Earnings (loss) from continuing
 operations before income taxes             (12,915)     (13,249)
Income tax expense (benefit)                 (4,983)      (5,180)
                                          ----------   ----------
Net earnings (loss) from continuing
 operations                                  (7,932)      (8,069)
Net earnings (loss) from discontinued
 operations, net of income tax expense
 (benefits)                                       -         (152)
                                          ----------   ----------
Net earnings (loss)                       $  (7,932)   $  (8,221)
                                          ==========   ==========
Earnings (loss) per common share- diluted
 From continuing operations               $   (0.98)   $   (1.00)
 From discontinued operations                     -        (0.02)
                                          ----------   ----------
      Net earnings (loss)- diluted        $   (0.98)   $   (1.02)
                                          ==========   ==========
Earnings (loss) per common share- basic
 From continuing operations               $   (0.98)   $   (1.00)
 From discontinued operations                     -        (0.02)
                                          ----------   ----------
      Net earnings (loss)- basic          $   (0.98)   $   (1.02)
                                          ==========   ==========
Weighted average number of common and
 common equivalent shares outstanding:
   Diluted                                    8,089        8,039
   Basic                                      8,089        8,039





CPI CORP. CONDENSED STATEMENTS OF OPERATIONS-FOR THE FIFTY-TWO
WEEKS ENDED NOVEMBER 8, 2003 and NOVEMBER 9, 2002
(In thousands of dollars except per share amounts) (Unaudited)

                                              52 Weeks Ended
                                          -----------------------
                                           11/08/03     11/09/02
                                          ----------   ----------
Net sales                                 $ 309,313    $ 308,632
Cost and expenses:
 Cost of sales (exclusive of depreciation
  and amortization shown below)              38,430       42,044
 Selling, general and administrative
  expenses                                  239,593      231,804
 Depreciation and amortization               16,956       21,386
 Other charges and impairments                1,706        8,244
                                          ----------   ----------
                                            296,685      303,478

Income (loss) from operations                12,628        5,154
Interest expense                              3,078        3,718
Interest income                               1,753        2,074
Other income, net                               798          701
                                          ----------   ----------
Earnings (loss) from continuing
 operations before income taxes              12,101        4,211
Income tax expense (benefit)                  4,331          793
                                          ----------   ----------
Net earnings (loss) from continuing
 operations                                   7,770        3,418
Net earnings (loss) from discontinued
 operations, net of income tax expense
 (benefits)                                    (941)        (287)
                                          ----------   ----------
Net earnings (loss)                       $   6,829    $   3,131
                                          ==========   ==========
Earnings (loss) per common share- diluted
 From continuing operations               $    0.96    $    0.42
 From discontinued operations                 (0.12)       (0.03)
                                          ----------   ----------
      Net earnings (loss)- diluted        $    0.84    $    0.39
                                          ==========   ==========
Earnings (loss) per common share- basic
 From continuing operations               $    0.96    $    0.43
 From discontinued operations                 (0.11)       (0.04)
                                          ----------   ----------
      Net earnings (loss)- basic          $    0.85    $    0.39
                                          ==========   ==========
Weighted average number of common and
 common equivalent shares outstanding:
   Diluted                                    8,126        8,069
   Basic                                      8,079        8,017





CPI CORP. CONDENSED BALANCE SHEETS - NOVEMBER 8, 2003 AND
NOVEMBER 9, 2002 (In thousands) (Unaudited)

                                       11/08/03      11/09/02
                                     -----------   ------------
Assets

  Current assets:
   Cash and cash equivalents         $   30,541    $    25,343
   Other current assets                  50,809         60,433
  Net property and equipment             49,272         51,493
  Other assets                           39,472         38,206
                                     -----------   ------------
    Total assets                     $  170,094    $   175,475
                                     ===========   ============


Liabilities and stockholders' equity

  Current liabilities                $   78,391    $    80,574
  Long-term obligations                  25,578         34,102
  Other liabilities                      21,982         14,850
  Stockholders' equity                   44,143         45,949
                                     -----------   ------------
    Total liabilities and
      stockholders' equity           $  170,094    $   175,475
                                     ===========   ============






























CPI CORP. ADDITIONAL OPERATING INFORMATION
SIXTEEN WEEKS ENDED NOVEMBER 8, 2003 and NOVEMBER 9, 2002 (Unaudited)

                                          16 Weeks Ended
                                        ------------------
                                        11/08/03  11/09/02
                                        --------  --------
Studio sittings: (in thousands)
  Custom                                    836       791
  Package                                   447       536
                                        --------  --------
      Total sittings                      1,283     1,327
                                        ========  ========
Studio average sales per customer
 sitting:(in dollars)
  Custom                                $ 72.20   $ 71.42
  Package                               $ 44.70   $ 45.44
       Overall                          $ 62.63   $ 60.94

Capital expenditures (in thousands $)   $ 6,282   $ 3,589

EBITDA is calculated as follows:
 Net earnings (loss) from continuing
  operations                            $(4,377)  $(7,267)
 Income tax expense (benefit)            (2,749)   (4,653)
 Interest expense                           808     1,024
 Depreciation and amortization            4,967     5,813
 Other non-cash charges                       4     4,498
                                        --------  --------
EBITDA (1) & (5)                        $(1,347)  $  (585)
                                        ========  ========
Adjusted EBITDA (2)                     $  (867)  $  (166)
EBITDA margin (3)                         -0.02%    -0.01%
Adjusted EBITDA margin (4)                -0.01%     0.00%

(1) EBITDA represents net earnings (loss) from continuing operations in thousands of dollars before interest expense, income taxes, depreciation and amortization and other non-cash charges.
    EBITDA is included because it is one liquidity measure used by certain investors to determine a company's ability to service its indebtedness. EBITDA is unaffected by the debt and equity structure of the company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company's results of operations. EBITDA is not necessarily comparable with similarly-titled measures for other companies.









CPI CORP. ADDITIONAL OPERATING INFORMATION
SIXTEEN WEEKS ENDED NOVEMBER 8, 2003 and NOVEMBER 9, 2002 (Unaudited)
(CONTINUED)

(2) Adjusted EBITDA is calculated as follows:

                                          16 Weeks Ended
                                        ------------------
                                        11/08/03  11/09/02
                                        --------  --------
      EBITDA                            $(1,347)  $  (585)
       EBITDA adjustments:
        Executive retirements                 -       380
        Professional services               480         -
        Strategic planning costs              -        39
        Employee severance pay                -         -
        Accrual for remaining lease
         obligations                          -         -
        Other                                 -         -
                                        --------  --------
      Adjusted EBITDA                   $  (867)  $  (166)
                                        ========  ========

(3) EBITDA margin represents EBITDA, as defined in (1), stated as a percentage of sales.
(4) Adjusted EBITDA margin represents Adjusted EBITDA, as defined in (2), stated as a percentage of sales.
(5) As required by the SEC's recently issued Regulation G, a reconciliation of EBITDA, a non-GAAP liquidity measure, with the most directly comparable GAAP liquidity measure, cash flow from continuing operations follows:

                                                   16 Weeks Ended
                                                --------------------
                                                11/08/03   11/09/02
                                                ---------  ---------
    EBITDA                                      $ (1,347)  $   (585)
    Income tax benefit (expense)                   2,749      4,653
    Interest expense                                (808)    (1,024)
    Adjustments for items not requiring cash:
     Deferred income taxes                          (344)    (3,398)
     Customer deposit liability                     (495)     6,541
     Other, net                                      (78)       146
    Decrease (increase) in current assets        (11,487)   (12,517)
    Increase (decrease) in current liabilities    10,500      7,899
    Increase (decrease) in current income taxes   (2,715)    (1,639)
                                                ---------  ---------
    Cash flows from continuing operations       $ (4,025)  $     76
                                                =========  =========








CPI CORP. ADDITIONAL OPERATING INFORMATION
FORTY WEEKS ENDED NOVEMBER 8, 2003 and NOVEMBER 9, 2002 (Unaudited)

                                          40 Weeks Ended
                                        ------------------
                                        11/08/03  11/09/02
                                        --------  --------
Studio sittings: (in thousands)
  Custom                                  1,940     1,937
  Package                                 1,135     1,333
                                        --------  --------
      Total sittings                      3,075     3,270
                                        ========  ========
Studio average sales per customer
 sitting:(in dollars)
  Custom                                $ 75.20   $ 70.67
  Package                               $ 44.87   $ 45.66
       Overall                          $ 64.00   $ 60.47

Capital expenditures (in thousands $)   $14,663   $ 8,499

EBITDA is calculated as follows:
 Net earnings (loss) from continuing
  operations                            $(7,932)  $(8,069)
 Income tax expense (benefit)            (4,983)   (5,180)
 Interest expense                         2,293     2,793
 Depreciation and amortization           12,791    15,893
 Other non-cash charges                     112     4,881
                                        --------  --------
EBITDA (1) & (5)                        $ 2,281   $10,318
                                        ========  ========
Adjusted EBITDA (2)                     $ 2,761   $11,386
EBITDA margin (3)                          1.15%     5.20%
Adjusted EBITDA margin (4)                 1.39%     5.74%

(1) EBITDA represents net earnings (loss) from continuing operations in thousands of dollars before interest expense, income taxes, depreciation and amortization and other non-cash charges.
    EBITDA is included because it is one liquidity measure used by certain investors to determine a company's ability to service its indebtedness. EBITDA is unaffected by the debt and equity structure of the company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company's results of operations. EBITDA is not necessarily comparable with similarly-titled measures for other companies.









CPI CORP. ADDITIONAL OPERATING INFORMATION
FORTY WEEKS ENDED NOVEMBER 8, 2003 and NOVEMBER 9, 2002 (Unaudited)
(CONTINUED)

(2) Adjusted EBITDA is calculated as follows:

                                          40 Weeks Ended
                                        ------------------
                                        11/08/03  11/09/02
                                        --------  --------
      EBITDA                            $ 2,281   $10,318
       EBITDA adjustments:
        Executive retirements                 -       380
        Professional services               480         -
        Strategic planning costs              -       688
        Employee severance pay                -         -
        Accrual for remaining lease
         obligations                          -         -
        Other                                 -         -
                                        --------  --------
      Adjusted EBITDA                   $ 2,761   $11,386
                                        ========  ========

(3) EBITDA margin represents EBITDA, as defined in (1), stated as a percentage of sales.
(4) Adjusted EBITDA margin represents Adjusted EBITDA, as defined in (2), stated as a percentage of sales.
(5) As required by the SEC's recently issued Regulation G, a reconciliation of EBITDA, a non-GAAP liquidity measure, with the most directly comparable GAAP liquidity measure, cash flow from continuing operations follows:

                                                   40 Weeks Ended
                                                --------------------
                                                11/08/03   11/09/02
                                                ---------  ---------
    EBITDA                                      $  2,281   $ 10,318
    Income tax benefit (expense)                   4,983      5,180
    Interest expense                              (2,293)    (2,793)
    Adjustments for items not requiring cash:
     Deferred income taxes                        (1,824)    (3,333)
     Customer deposit liability                    3,881      7,631
     Other, net                                   (1,213)    (3,892)
    Decrease (increase) in current assets        (12,023)   (17,301)
    Increase (decrease) in current liabilities     5,611      5,510
    Increase (decrease) in current income taxes      623     (2,182)
                                                ---------  ---------
    Cash flows from continuing operations       $     26   $   (862)
                                                =========  =========








CPI CORP. ADDITIONAL OPERATING INFORMATION
FIFTY-TWO WEEKS ENDED NOVEMBER 8, 2003 and NOVEMBER 9, 2002 (Unaudited)

                                            52 Weeks Ended
                                         --------------------
                                         11/08/03   11/09/02
                                         ---------  ---------
Studio sittings: (in thousands)
  Custom                                    3,053      3,045
  Package                                   1,771      2,175
                                         ---------  ---------
      Total sittings                        4,824      5,220
                                         =========  =========
Studio average sales per customer
 sitting:(in dollars)
  Custom                                 $  74.58   $  71.65
  Package                                $  44.43   $  41.27
       Overall                           $  63.51   $  58.99

Capital expenditures (in thousands $)    $ 15,156   $  8,611

EBITDA is calculated as follows:
 Net earnings (loss) from continuing
  operations                             $  7,770   $  3,418
 Income tax expense (benefit)               4,331        793
 Interest expense                           3,078      3,718
 Depreciation and amortization             16,956     21,386
 Other non-cash charges                       390      4,837
                                         ---------  ---------
EBITDA (1) & (5)                         $ 32,525   $ 34,152
                                         =========  =========
Adjusted EBITDA (2)                      $ 34,191   $ 38,647
EBITDA margin (3)                           10.52%     11.07%
Adjusted EBITDA margin (4)                  11.05%     12.52%

(1) EBITDA represents net earnings (loss) from continuing operations in thousands of dollars before interest expense, income taxes, depreciation and amortization and other non-cash charges.
    EBITDA is included because it is one liquidity measure used by certain investors to determine a company's ability to service its indebtedness. EBITDA is unaffected by the debt and equity structure of the company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company's results of operations. EBITDA is not necessarily comparable with similarly-titled measures for other companies.









CPI CORP. ADDITIONAL OPERATING INFORMATION
FIFTY-TWO WEEKS ENDED NOVEMBER 8, 2003 and NOVEMBER 9, 2002
(Unaudited) (CONTINUED)

(2) Adjusted EBITDA is calculated as follows:

                                           52 Weeks Ended
                                        --------------------
                                        11/08/03   11/09/02
                                        ---------  ---------
      EBITDA                            $ 32,525   $ 34,152
       EBITDA adjustments:
        Executive retirements                  -      3,132
        Professional services                480          -
        Strategic planning costs               -        688
        Employee severance pay               916        675
        Accrual for remaining lease
         obligation                          250          -
        Other                                 20          -
                                        ---------  ---------
      Adjusted EBITDA                   $ 34,191   $ 38,647
                                        =========  =========

(3) EBITDA margin represents EBITDA, as defined in (1), stated as a percentage of sales.
(4) Adjusted EBITDA margin represents Adjusted EBITDA, as defined in (2), stated as a percentage of sales.
(5) As required by the SEC's recently issued Regulation G, a reconciliation of EBITDA, a non-GAAP liquidity measure, with the most directly comparable GAAP liquidity measure, cash flow from continuing operations follows:

                                                   52 Weeks Ended
                                                --------------------
                                                11/08/03   11/09/02
                                                ---------  ---------
    EBITDA                                      $ 32,525   $ 34,152
    Income tax benefit (expense)                  (4,331)      (793)
    Interest expense                              (3,078)    (3,718)
    Adjustments for items not requiring cash:
     Deferred income taxes                          (279)    (2,474)
     Customer deposit liability                   (3,396)    (1,219)
     Other, net                                   (1,051)    (6,383)
    Decrease (increase) in current assets          3,492       (514)
    Increase (decrease) in current liabilities       488     (1,658)
    Increase (decrease) in current income taxes    5,117        527
                                                ---------  ---------
    Cash flows from continuing operations       $ 29,487   $ 17,920
                                                =========  =========








                             SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    CPI CORP.
                                    ------------------------
                                    (Registrant)




                                By: /s/ J. David Pierson
                                    ------------------------
                                    J. David Pierson
                                    Authorized Officer,
                                    President, Chairman and
                                    Chief Executive Officer


Dated: DECEMBER 4, 2003